INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of February __, 2009, by and between AMCOL International Corporation, a Delaware corporation (the “Company”) and «Name», «Office» (“Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company as officers and directors.

WHEREAS, the Bylaws and Certificate of Incorporation of the Company (the “Governing Documents”) provide current and former directors and officers of the Company certain rights to indemnification and advancement of expenses.

WHEREAS, Indemnitee wishes to ensure that the rights to indemnification and advancement of expenses to which Indemnittee is currently entitled under the Governing Documents will not be eliminated, diminished or otherwise adversely affected without Indemnitee’s consent.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent provided in, and on the terms and conditions set forth in, the Governing Documents as in effect on the date of this Agreement, so that such contractual obligations shall not be adversely affected by subsequent amendments to the Governing Documents.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                      Services to the Company.  Indemnitee agrees to serve the Company in the office listed below his or her name on the signature page hereof (the “Office”). Indemnitee may at any time and for any reason resign from such Office (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such Office. This Agreement shall not be deemed an employment contract between Indemnitee and the Company (or any other entity of which Indemnitee is or was serving in any capacity at the request of the Company). The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve in the Office.

Section 2.                      Right to Indemnification and Advancement of Expenses.  Indemnitee shall be indemnified and advanced expenses to the fullest extent provided in, and upon the terms and conditions set forth in, Article IX of the Bylaws and Article TWELFTH of the Certificate of Incorporation as such Articles are in effect as of the date of this Agreement, and such Articles are hereby incorporated into this Agreement by reference thereto.  In addition to the foregoing provision, in the event the Governing Documents are amended following the date of this Agreement to increase or otherwise enhance the rights of any current or former director or officer of the Company to indemnification or advancement of expenses, Indemnitee shall be entitled to such increased or enhanced rights to the same extent as such current or former director or officer.  For the avoidance of doubt, in the event the Governing Documents are amended following the date of this Agreement to decrease or otherwise limit the rights of any indemnification or advancement of expenses for a current or former director or officer of the Company, Indemnitee shall continue to be entitled to the same indemnification and advancement rights as Indemnitee is entitled to under this Agreement on the date of this Agreement.

Section 3.                      Non-exclusivity; Survival of Rights.  The rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of the Company, the Bylaws of the Company, any agreement, a vote of stockholders or a resolution of directors, or otherwise.

Section 4.                      Amendment and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 5.                      Applicable Law.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year set forth above.

AMCOL INTERNATIONAL CORPORATION

By:
John Hughes
Chairman of the Board

INDEMNITEE

By:
Name: «Name»
Title: «Office»